Exhibit 10.1

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

      THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into this 1st day of December, 1997 (the "Closing Date") and effective as of October 1, 1997 (the "Effective Date"), by and among FARMSTEAD TELEPHONE GROUP, INC., a Delaware corporation ("FTG") and FTG VENTURE CORPORATION, a Delaware corporation ("FVC") (collectively, FTG and FVC are referred to as "Sellers"), and FAMS, L.L.C., a New Jersey limited liability company ("Buyer") and FARMSTEAD ASSET MANAGEMENT SERVICES, LLC, a Delaware limited liability company (the "Company").

                                   RECITALS

      FTG is the record owner of ninety-eight percent (98%) of the membership units in the Company (the "FTG Units"), and FVC is the record owner of the remaining two percent (2%) of the membership units in the Company (the "FVC Units") (the FTG Units and the FVC Units are referred to collectively as the "Units").

      Sellers wish to sell and Buyer wishes to purchase the Units under the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the respective agreements, covenants and representations and warranties set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF UNITS
                          --------------------------

      1.1 Purchase and Sale of Units. Subject to the terms and conditions of this Agreement, each of the Sellers hereby sells, transfers, conveys and assigns all of its right, title and interest in and to the Units to the Buyer, and the Buyer hereby purchases the Units in consideration for payment of the Purchase Price, as defined in Section 1.2 hereof. The Units evidence ownership in the Company, which Company owns, as of the Effective Date, the assets and is obligated for the liabilities listed in Schedule A attached hereto.

      1.2 Purchase Price. The Purchase Price payable to Sellers shall be Four Hundred Thousand Dollars ($400,000) payable as follows:

            (a) Twenty-Six Thousand Dollars ($26,000) (the "FTG Payment") shall be paid by the Buyer to FTG on the Closing Date by certified check, bank check, or by wire transfer of immediately available funds to an account designated by FTG.

            (b) Fourteen Thousand Dollars ($14,000) (the "FVC Payment") shall be paid by the Buyer to FVC on the Closing Date by certified check, bank check or wire transfer of immediately available funds to an account designated by FVC, which payment shall constitute the consideration paid by Buyer to FVC for the FVC Units.

            (c) Three Hundred Sixty Thousand Dollars ($360,000) payable by Buyer to FTG by delivery on the Closing Date of a promissory note substantially in the form of Exhibit A attached hereto (the "Note").

      1.3 The Note. The Note shall be payable in sixty (60) equal monthly installments of principal and interest, the first such installment which shall become due and payable on the first to occur of (i) the first day of the month following the month in which the Company moves its offices located at 11 Colonial Drive, Lot 1, Block 460-C, Centennial Corporate Park, Piscataway, New Jersey (the "Premises") to a new location, or (ii) April 1, 1998, and the remaining installments which shall be due and payable on the first day of the next succeeding fifty-nine (59) months. Interest on the Note shall be one and one-half percent (1.5%) above the prime rate of interest as published in the Wall Street Journal on the Closing Date.

      1.4 Guaranty Agreement. Buyer shall cause the Company to execute and enter into a certain guaranty agreement substantially in the form of Exhibit B attached hereto (the "Guaranty") pursuant to which the Company shall guaranty the payment and performance of all of Buyer's obligations under this Agreement and the Note.

      1.5 Security Agreement. The obligations of the Company pursuant to the Guaranty shall be secured by all of the assets of the Company under terms and conditions set forth in a security agreement substantially in the form of Exhibit C attached hereto (the "Security Agreement").

      1.6 Additional Security. As additional security for the Buyer's obligations under the Note, the Buyer shall, as of the Closing Date, post a standby letter of credit (the "Letter of Credit") in a form acceptable to Sellers and in the amount of Forty-Five Thousand Dollars ($45,000) which FTG may, under the terms and conditions of the Letter of Credit, draw upon either
(i) in the event of a default in payment by the Buyer for amounts which become due and payable to FTG under the Note which is not cured within ten (10) days of the date of default; (ii) if there shall be an Event of Default by the Company under the Guaranty or the Security Agreement; or (iii) in the event of default by either Buyer or the Company under any loan agreements, credit agreements, reimbursement agreements, or debt instruments of any kind or description between either the Buyer or the Company and the issuer (the "Issuer") of the Letter of Credit. The Letter of Credit shall be held in place and maintained for the benefit of FTG until April 15, 2002.

      1.7 Employees and Benefits. Notwithstanding anything to the contrary set forth herein, FTG shall be responsible for and pay wages and health insurance and life insurance premiums covering employees of the Company for the period commencing on October 1, 1997 and ending on October 31, 1997, after which FTG shall have no further obligation to the Company relating to wages and benefits paid to employees of the Company of any kind or description.


                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

      Each of the Sellers, with respect to itself only and not with respect to the other Seller, represent and warrant to Buyer to the best knowledge and belief of the directors and officers of each of the Sellers as follows:

      2.1 Share Ownership. Each of the Sellers own either the FTG Interest or the FVC Interest, as the case may be, beneficially and of record, free and clear of any lien.

      2.2 Power and Authority. Each of the Sellers has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

      2.3 Buyer's Ownership. Upon payment of the Purchase Price, Buyer will acquire legal and beneficial ownership of each of the Units, free and clear of any lien against the Units created by the Sellers.

      2.4 Organization and Good Standing. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      2.5 Material Changes. Each of the Sellers represents and warrants that during the period commencing on February 29, 1996 and ending on July 1, 1997 (the "Farmstead Period") neither of the Sellers or their affiliates, officers, directors, agents or employees has entered into, agreed upon or otherwise made commitments on its own behalf or on behalf of the Company which have not been disclosed to Buyer or the Company.

      2.6 Environmental Compliance. Each of the Sellers represents and warrants that during the Farmstead Period, the Company has not been made aware of any violation of any law, regulation or order of the United States or the State of New Jersey relating to the environment, pollution, emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous materials or wastes into ambient air, surface water, ground water, land or environmental medium, and each of the Sellers agrees to indemnify, defend, and save the Buyer harmless against any claim, damage, liability, costs, penalties, or fines which the Buyer may suffer as a result of air, ground or water pollution caused by the Sellers in the Company's use of the premises located at either 11 Colonial Drive, Lot 1, Block 460-C, Centennial Corporate Park, Piscataway, New Jersey (the "Premises") or 91 New England Avenue, Centennial Corporate Park, Piscataway, New Jersey, for actions or inactions of the Company occurring on or before the Closing Date, provided, however, that the Sellers shall have no obligation to indemnify the Buyer pursuant to this Section 2.6 if such air, ground or water pollution is caused by the grossly negligent or willful actions or inactions, directly or indirectly of Allan W. Anger, Jr. occurring during the Farmstead Period.

      2.7 Validity of Agreement. This Agreement has been duly executed and delivered by each of the Sellers and a duly authorized officer of each of the Sellers and constitutes the valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms. This Agreement and the performance by the Sellers of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Sellers.

      2.8 Books and Records. The minute books of the Company shall be made available to Buyer by the Sellers for its inspection and contain accurate and complete records of all meetings of and corporate actions or written consents by the members and officers of the Company.

      2.9 Disclosure. Neither of the Sellers has withheld from Buyer any material facts relating to the assets, properties, liabilities, business, operations, financial condition, results of operations or prospects of the Company including, but not limited to, material facts relating to the physical condition of the Premises on or before the Closing Date.

      2.10 Further Obligations of the Company. Effective as of the Closing Date, FTG and FVC acknowledge and agree that the Company shall have no further obligation to FTG with respect to any and all intercompany obligations carried on the books of FTG or FVC as an accounts receivable attributable to the Company and accrued prior to the Closing Date.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

      Buyer hereby represents and warrants to Seller as follows:

      3.1 Organization, Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has corporate power and authority to own, operate and lease its properties and conduct its business as now conducted.

      3.2 Validity of Agreement. Buyer has corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by a duly authorized officer of Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. This Agreement and the performance by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

      3.3 No Breach. Neither the execution and delivery of, or the performance by Buyer of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate, conflict with or result in the breach of, any applicable law or order or the Articles of Incorporation or Bylaws of Buyer, (b) result in the creation of any lien upon any of the assets or properties of Buyer, or (c) violate, conflict with, result in the breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate or permit the acceleration of the performance required by, or otherwise give any Person additional rights or compensation under, any note, deed, lease, instrument, security agreement or mortgage, any commitment, contract, license, sales commitment or other instrument or oral understanding to which Buyer is a party or by which any of its assets or properties are bound.

      3.4 No Consents Necessary. No consent is required to be obtained from, made with or given to any Person by Buyer in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

      3.5 The Principals. Buyer, by virtue of the management of the Company by one or more of its shareholders prior to the Closing Date, has had full and complete access to the books, records, minutes and business operations of the Company without limitation or restriction and acknowledges and agrees that all aspects of the Company's business and operations up to the Closing Date are known to them, and that Buyer is relying on its own investigation, and the Sellers' representations in Article II herein with respect to the business of the Company in agreeing to the terms and conditions in this Agreement.

      3.6 Investment Purpose. The Units are being purchased for investment only and not with a view to any public distribution thereof, and Buyer will not offer to sell or otherwise dispose of the stock in violation of any of the requirements of the federal securities laws or any applicable state securities laws.


                                   ARTICLE IV

                             CONDITIONS TO CLOSING
                             ---------------------

      4.1 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions (any one or more of which may be waived in whole or in part in a writing signed by Buyer):

            (a) Accuracy of Representations and Warranties. The representations and warranties of each of the Sellers contained in this Agreement shall be true and correct in all material respects as made, both on the date of this Agreement and at and as of the Closing Date.

            (b) Performance of Covenants and Agreements. Each of the Sellers shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by them at or prior to the Closing Date.

            (c) Receipt of Documents. Seller shall have delivered, or caused to be delivered, to Buyer each of the documents required by Section 5.1.

      4.2 Conditions to Obligations of Each of the Sellers. The obligation of each of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (any one or more of which may be waived in whole or in part in a writing signed by each of the Sellers):

            (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as made, both on the date of this Agreement and at and as of the Closing Date

            (b) Performance of Covenants and Agreements. Buyer shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date.

            (c) Receipt of Documents. Buyer shall have delivered, or caused to be delivered, to Sellers each of the documents required by Section 5.2.


                                   ARTICLE V

                                    CLOSING
                                    -------

      5.1 Deliveries by Each of the Sellers. On or before the Closing Date, each of the Sellers shall deliver to Buyer:

            (a) a certificate signed by each of the Sellers to the effect that the conditions set forth in Section 4.1 have been satisfied;

            (b) a certificate of the Secretary of each of the Sellers, in form and substance reasonably satisfactory to Buyer, certifying as to (i) the resolutions of the Board of Directors of each of the Sellers approving and authorizing this Agreement and the transactions contemplated hereby, and (ii) copies of the Articles of Incorporation and Bylaws of each of the Sellers;

            (c) a good standing certificate of each of the Sellers issued by the Secretary of State of Delaware and each state where they are qualified to do business as a foreign corporation;

            (d) copies of any and all books and records in their possession or under their control relating to the Company, including, without limitation, all tax returns and other books and records relating to taxes payable to any federal, state, local or foreign governmental entity or agency; and

            (e)   the Units.

      5.2   Deliveries by Buyer. At the closing, Buyer shall deliver to Seller:

            (a)   the FTG Payment;

            (b)   the FVC Payment;

            (c)   the Note;

            (d)   the Guaranty Agreement;

            (e)   the Security Agreement;

            (f)   the Letter of Credit;

            (g) a certificate of an officer of Buyer to the effect that the conditions set forth in Section 4.2 have been satisfied;

            (h) a certificate of the Secretary or Members of Buyer, in form and substance reasonably satisfactory to Sellers, certifying as to (i) the resolutions of the Board of Directors of Buyer approving and authorizing this Agreement and the transactions contemplated hereby, and
      (ii) copies of the Articles of Incorporation and Bylaws of Buyer; and

            (i) a good standing certificate of Buyer issued by the Secretary of State of the State of New Jersey.

            (j)   by bank or certified check, a payment to FTG pursuant to
      Section 1.7 hereof.

                                   ARTICLE VI

                            POST-CLOSING COVENANTS
                            ----------------------

      6.1 Name Change. Buyer covenants and agrees that upon the first to occur of (i) October 1, 2002, or (ii) thirty (30) days after the receipt by the Buyer (the "Notice Period") written notice from either of the Sellers that an action or failure to act by the Company has caused "material damage", as hereinafter defined, to the business of either of the Sellers (the "Notice") pursuant to which the Buyer does not seek arbitration as provided for in
Section 8.12 hereof. Buyer shall cause the name of the Company to be changed from Farmstead Asset Management Services, LLC to any other name that does not include the name "Farmstead." This Section 6.1 shall apply to the Company, the Buyer, and any heirs, successors or assigns of Buyer or any entity into which the Buyer may be merged. For the purposes of this Section 6.1, "material damage" shall mean damage to either of the Sellers resulting from any or all of the following: (x) any Event of Default to the Company as defined in the Note or the Security Agreement; (y) a material breach of this Agreement by the Buyer; and (z) any action or failure to act by the Company, which shall directly or indirectly materially injure either of the Sellers or their affiliates in the conduct of their businesses by virtue of the use by the Company of the name which includes the word "Farmstead" Notwithstanding all of the foregoing, in the event that Buyer, at any time within the Notice Period, serves written notice upon the Sellers of its intention to seek arbitration in accordance with the terms and conditions of Section 8.12 hereof with respect to the issues set forth by either of the Sellers in the Notice, such issues will be resolved in binding arbitration as provided for in Section 8.12 hereof, and Buyer and Sellers will act in accordance with the findings of the arbitrator.

      6.2 Post-Closing Access. After the Closing Date, Buyer shall retain for a period of seven (7) years all books and records of the Company for the period commencing on February 23, 1996 through the Closing Date, and shall give to each of the Sellers and their authorized representatives such access to the books and records being transferred and assigned to Buyer by each of the Sellers which relate to the operation of the business of the Company prior to the Closing Date as may be reasonably required by either of the Sellers. Sellers shall be entitled, at their own expense, to make extracts and copies of such books and records and Buyer will cooperate with each of the Sellers therewith.

      6.3 Security Deposit. Buyer shall, immediately upon receipt by the Company, cause the Company to return to FTG any and all funds received by Buyer from its landlord in connection with the return of the Company's security deposit paid to its landlord (the "Security Deposit") in order to secure the Company's obligations under that certain Lease Agreement dated March 20, 1996, by and between the Company, as Tenant, and H. Harding Brown, David J. Frischman, Douglas Friedrich and Robert K. Brown, as Landlord (the "Lease").

      Notwithstanding all of the foregoing, in the event that (i) the Buyer moves out of the Premises into a new premises owned or managed by the Landlord, which premises may include the current Premises in any modified form, on or before January 1, 1998, and (ii) the Buyer obtains from the

Landlord a written release from the Landlord releasing the Sellers from any and all obligations under the Lease, and any other agreement, contract or document binding either of the Sellers to obligations to the Landlord with respect to the Premises, Buyer shall retain the Security Deposit for itself, and shall have no further obligation to FTG with respect to the Security Deposit.

      6.4 Rent. Rent due and owing to the Company's landlord under the terms and conditions set forth in the Lease for the period commencing on October 1, 1997 and ending on March 31, 1998 shall be paid monthly in full as follows:

        Month                                   Payable by:
---------------------          ---------------------------------------------

(a)   October, 1997            FTG

(b)   November, 1997           If the Company continues to occupy the
                               Premises as of November 1, 1997, then the
                               Company shall pay the rent due the Landlord
                               for the month of November in full. If the
                               Company no longer occupies the Premises as of
                               November 1, 1997, then FTG shall pay the rent
                               due for the month of November in full.

(c)   December, 1997           If the Company continues to occupy the
                               Premises as of December 1, 1997, then the
                               Company shall pay the rent due the Landlord
                               for the month of December in full. If the
                               Company no longer occupies the Premises as of
                               December 1, 1997, then FTG shall pay the rent
                               due for the month of December in full.

(d)   January, 1998            If the Company continues to occupy the
                               Premises as of January 1, 1998, then the
                               Company shall pay the rent due the Landlord
                               for the month of January in full. If the
                               Company no longer occupies the Premises as of
                               January 1, 1998, then FTG shall pay the rent
                               due for the month of January in full.

(e)   February, 1998           If the Company continues to occupy the
                               Premises as of February 1, 1998, then the
                               Company shall pay the rent due the Landlord
                               for the month of February in full. If the
                               Company no longer occupies the Premises as of
                               February 1, 1998, then FTG shall pay the rent
                               due for the month of February in full.


(f)   March, 1998              If the Company continues to occupy the
                               Premises as of March 1, 1998, then the
                               Company shall pay the rent due the Landlord
                               for the month of March in full. If the
                               Company no longer occupies the Premises as of
                               March 1, 1998, then FTG shall pay the rent
                               due for the month of March in full.


      Notwithstanding all of the foregoing, in the event that the Company vacates the Premises prior to March 1, 1998 and occupies and leases a new remises owned by the Landlord, the Buyer covenants and agrees that it shall use its best efforts to obtain a release from the Landlord releasing the Company and the Sellers from any and all obligations under the Lease effective as of the day the Company vacates the Premises.

      6.5 Financial Statements and Audits. Buyer shall, commencing on the first day of the month after the Closing Date and ending when all of its obligations under the Note have been satisfied, provide FTG with (i) monthly financial statements of Company prepared in accordance with generally accepted accounting principles consistently applied and certified by the Company as true and correct as of the date of issuance to FTG which shall be provided no later than twenty (20) days after the last day of each month; and (ii) audited financial statements of the Company or any successor to the Company provided to FTG within ninety (90) days of the close of the Company's or a successor's fiscal year. In addition, Sellers shall, upon reasonable notice to the Company, have a right of access to the books and records of the Company for the purposes of auditing, at its own expense, the financial condition of the Company or conducting appraisals of the Company's assets, provided, however, that Sellers shall not, in the exercise of such rights of access, materially interfere with the conduct of the Company's business.

      6.6 Required Notice. Buyer shall provide FTG with written notice of any event of default by either Buyer or the Company under any loan agreements, credit agreements, reimbursement agreements or debt instruments of any kind or description between either the Buyer or the Company and the Issuer.


                                  ARTICLE VII

                         INDEMNIFICATION AND SURVIVAL
                         ----------------------------

      7.1 Indemnification by Each of the Sellers. Subject to the provisions of this Article VII, each of the Sellers individually, and not jointly and severally, agree to indemnify, defend and hold harmless Buyer, its respective affiliates, successors, assigns, stockholders, partners, directors, officers, employees, agents and representatives (collectively, "Buyer Indemnitees") from and against any and all liabilities, obligations, damages, deficiencies, expenses, actions, demands, fines, penalties, amounts paid in settlement, assessments, judgments, payments, costs and expenses, including reasonable attorneys' fees (collectively, "Damages"), incurred or suffered by any of the Buyer
Indemnitees resulting from, arising out of or relating to (i) any inaccuracy in or breach of any representation or warranty of each of the Sellers contained in this Agreement or any of the other documents, instruments or certificates delivered by or on behalf of each of the Sellers in connection herewith, (ii) any breach of or any default under any of the covenants or agreements of each of the Sellers contained in this Agreement or in any of the other documents, instruments or certificates delivered by or on behalf of each of the Sellers, or the Company in connection herewith, and (iii) any actions of Sellers or the Company, or their affiliates, officers, directors, agents or employees relating to the conduct of the Company's business prior to the Effective Date, except for those grossly negligent, fraudulent, illegal or intentionally wrongful actions of Allan W. Anger, Jr. in his capacity as an employee of the Company.

      7.2 Indemnification by Buyer. Subject to the provisions of this Article VII, Buyer agrees to indemnify, defend and hold harmless each of the Sellers and their respective successors, assigns, heirs, executors and personal representatives (collectively, "Seller Indemnitees") from and against any and all Damages incurred or suffered by any of the Seller Indemnitees resulting from, arising out of our relating to (i) any inaccuracy in any representation or warranty of Buyer contained in this Agreement or in any of the other documents, instruments or certificates delivered by or on behalf of Buyer in connection herewith, (ii) any breach of or any default under any of the covenants and agreements of Buyer contained in this Agreement or in any of the other documents, instruments or certificates delivered by or on behalf of Buyer in connection herewith, or (iii) any grossly negligent, fraudulent, illegal or intentionally wrongful acts of Allan W. Anger, Jr. as determined in a court of competent jurisdiction located in the State of New Jersey in his capacity as an employee of the Company occurring prior to the Effective Date, and (iv) any actions of Buyer or the Company, or their affiliates, officers, directors, agents or employees relating to the conduct of the Company's business on or after the Effective Date.

      7.3   Notice of Claims: Defense.

            (a) Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee (in any such case, the "Beneficiary") of notice of any claim or potential claim, or the commencement of any action by any Person that is not a party to this Agreement or a Buyer Indemnitee or a Seller Indemnitee (a "Third Party Claim"), which could give rise to a right to indemnification pursuant to Section 7.1 or Section 7.2 hereof, the Beneficiary shall give the party who may become obligated to provide indemnification hereunder (the "Indemnitor") written notice describing the Third Party Claim in reasonable detail and specifying, to the extent known, the nature, circumstances and the amount of such Third Party Claim. The Indemnitor shall have twenty-one (21) calendar days from its receipt of notice from the Beneficiary of a Third Party Claim to notify the Beneficiary (i) whether the Indemnitor disputes the Beneficiary's right of indemnity with respect to such Third Party Claim, and (ii) if, except for the limitations set forth in Article VII, the Indemnitor does not dispute such right of indemnity, whether or not the Indemnitor desires to defend the Beneficiary against such Third Party Claim.

            (b) If the Indemnitor notifies the Beneficiary within such twenty-one (21) day period that (i) the Indemnitor does not dispute the Beneficiary's right of indemnification and (ii) the Indemnitor desires to defend against such Third Party Claim, then the Indemnitor shall have the right to assume and control, at its sole cost and expense, the defense and/or settlement of such Third Party Claim by appropriate proceedings with counsel reasonably acceptable to the Beneficiary. The Beneficiary may participate in, but not control, any such defense or settlement, at its sole cost and expense.

            (c) If the Indemnitor (i) disputes the Beneficiary's right of indemnity with respect to a Third Party Claim or (ii) does not dispute such right of indemnity but either fails to promptly assume and prosecute the defense and/or settlement of such Third Party Claim or ceases or fails to diligently and in good faith defend and/or settle such Third Party Claim, then the Beneficiary shall be entitled to assume and control the defense and/or settlement of such Third Party Claim, and the Beneficiary shall be entitled to indemnification for such defense. If the Indemnitor does not assume the defense of a Third Party Claim for any reason, Indemnitor may still participate in, but not control, the defense of such Third Party Claim at the Indemnitor's sole cost and expense.

            (d) The party responsible for the defense of any Third Party Claim (the "Responsible Party") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of any Third Party Claim for which such party is not the Responsible Party, including, without limitation, all settlement negotiations and offers. The Indemnitor and the Beneficiary shall use reasonable efforts to cooperate with each other in the defense and/or settlement of any Third Party Claim.

            (e) Neither the Indemnitor, on the one hand, nor the Beneficiary, on the other hand, shall settle any Third Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement offer) with respect to a Third Party Claim. Such other party agrees to notify the Responsible Party with reasonable promptness whether or not such party is willing to accept the proposed settlement offer.

            (f) In the event that a party hereto has a claim for indemnification that does not involve a Third Party Claim (a "Direct Claim"), such party shall notify the Indemnitor of such Direct Claim with reasonable promptness after such party becomes aware of the Direct Claim, specifying, to the extent known, the nature, circumstances and amount of such Direct Claim.

      7.4   Survival of Representations, Warranties and Covenants.

      Each of the representations and warranties set forth in Article II and
Article III hereof shall survive the Closing Date until the third anniversary of the Closing Date, at which time all such representations and warranties, and any cause of action arising out of any claim which is not asserted prior to said date, shall terminate and be of no further force and effect, except that the expiration of such representations and warranties shall not affect any right to pursue any claims (or any causes of action arising out of such claims) asserted by any party prior to said date. There shall be no time or other limits on the covenants of the parties herein or in any other documents or instruments delivered in connection herewith, except as expressly provided herein or in such other documents or instruments.


                                  ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

      8.1 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) upon personal delivery, (b) one business day after being sent by recognized overnight delivery service, or (c) five business days after being mailed by first-class mail, postage prepaid, and in each case addressed as follows:

(a)        if to Buyer, to:

           FAMS, L.L.C.
           11 Colonial Drive
           Lot 1, Block 460-C
           Centennial Corporate Park
           Piscataway, NJ 08854
           Attn:  Allan W. Anger, Jr.
           with a copy to:

           McKenna, Leone & DuPont P.C.
           229 Broad Street
           Red Bank, NJ 07701
           Attn: Phillip Leone, Esq.

(b)        if to either of the Sellers, to:

           Farmstead Telephone Group, Inc.
           22 Prestige Park Circle
           East Hartford, CT 06108
           Attn: George J. Taylor

           with a copy to:

           Pepe & Hazard LLP
           Goodwin Square
           Hartford, CT 06103-4302
           Attention: Donald L. Borod, Esq.

provided, however, that if any party shall have designated a different address by notice to the other, then to the last address so designated.

      8.2 Binding Effect; Assignment. This Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties to this Agreement. Except for the assignment by Buyer of this Agreement and all or any of its rights and obligations hereunder to any of its Affiliates, (which assignment may be made without the consent of each of the Sellers), no party shall assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the other parties.

      8.3 Entire Agreement. This Agreement and the Exhibits and Schedules set forth the entire understanding of the parties to this Agreement and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party or any officer, employee, shareholder or representative of any party to this Agreement.

      8.4 Governing Law: Construction. This Agreement shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of New Jersey without giving effect to the principles of conflicts of law thereof. The headings of the Articles and Sections of this Agreement and in the Schedules and Exhibits to this Agreement are inserted for convenience of reference only and shall not be used in interpreting this Agreement. Unless specifically stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to the Articles, Sections, Exhibits and Schedules to this Agreement.

      8.5 No Third Party Rights. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

      8.6 Amendment. This Agreement may be amended only by an instrument in writing duly executed by the parties to this Agreement.

      8.7 Waivers. Any waiver by any party of any breach of or failure to comply with any provision of this Agreement by any other party shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

      8.8 Fees and Expenses of Transaction Taxes. Each Seller shall pay the fees, costs and expenses incurred by it in connection with the negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement. Buyer shall pay the fees, costs and expenses incurred by it in connection with the negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

      8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

      8.10 Publicity. Any public announcements with respect to this Agreement or the transactions contemplated by this Agreement shall be made at such time and in such manner as is determined by mutual agreement and consent of the parties hereto, which mutual agreement shall be bargained for in good faith and which consent shall not be unreasonably withheld by any party hereto. Furthermore, no party to this Agreement shall make any public announcement with regard to this Agreement or any of the transactions contemplated herein without the written consent of the other parties hereto.

      8.11 Severability. In case any provision or restriction of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby. The parties hereto further agree that any such unenforceable provision or restriction shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restrictions herein to be overly broad or unenforceable, such court is hereby empowered and authorized to limit such restriction so that it is enforceable for the longest duration of time and largest geographical area possible.

      8.12 Arbitration. Any disputes arising among the parties to this Agreement with respect to the terms or conditions of this Agreement including, but not limited to, disputes relating to the happening of an event which causes "material damage" to either of Sellers or their affiliates as defined in
Section 6.1 hereof, or the fulfillment of such terms and conditions by the parties hereto, shall be settled by binding arbitration in the State of New Jersey in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In the event that a dispute arises which requires arbitration under this Section 8.12, the parties shall attempt to agree upon one arbitrator to resolve such dispute. In the event that the parties are unable to agree upon an arbitrator within fourteen (14) days, then each party shall choose one arbitrator and the arbitrators chosen by the parties shall choose a single arbitrator who shall resolve such dispute. Each party shall bear its respective costs of the arbitration. The prevailing party in any such arbitration shall be entitled to have the arbitrators' award enforced by any court of competent jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                      BUYER:

                                      FAMS, L.L.C.


                                      By: /s/ Alan Anger, Jr.
                                          ------------------------------------
                                                               , Manager


                                      SELLERS:

                                      FARMSTEAD TELEPHONE GROUP, INC.


                                      By: /s/ Robert G. LaVigne
                                          ------------------------------------
                                          Robert G. LaVigne, Secretary
                                          Duly Authorized


                                      FTG VENTURE CORPORATION


                                      By: /s/ Robert G. LaVigne
                                          ------------------------------------
                                          Robert G. LaVigne, Secretary
                                          Duly Authorized


                                      COMPANY:

                                      FARMSTEAD ASSET MANAGEMENT SERVICES, LLC


                                      By: /s/ Robert G. LaVigne
                                          ------------------------------------
                                          Robert G. LaVigne, Secretary
                                          Duly Authorized
                                          Farmstead Telephone Group, Inc.
                                          Member

                                  Schedule A
                                  ----------

                     Assets and Liabilities of the Company



1. The Assets of the Company include the balance sheet assets of the Company as of 9/30/97 excluding the security deposit referenced in Section 6.3 of this Agreement.

          [A more particularized list of assets is to be provided via
                          Federal Express on 10/30/97]



2. The Liabilities of the Company include balance sheet liabilities of the Company as of 9/30/97 excluding intercompany payables to FTG as provided for in Section 2.10 of this Agreement.

       [A more particularized list of liabilities is to be provided via
                          Federal Express on 10/30/97]